Exhibit 99.1

Sequential Brands Group Announces 2015 Third Quarter Financial Results

•	Q3 Revenue increased 130% to $23.0 million vs. $10.0 million in the prior year quarter

•	Q3 Adjusted EBITDA increased 158% to $15.7 million vs. $6.1 million in the prior year quarter

•	Year-to-date Revenue increased 144% to $56.8 million vs. $23.3 million in the prior year period
•	Year-to-date Adjusted EBITDA increased 180% to $36.1 million vs. $12.9 million in the prior year period

•	Increasing 2015 Revenue projection from $78.0 - $81.0 million to $81.0 - $83.0 million

•	Increasing 2015 Adjusted EBITDA projection from $48.5 - $50.5 million to $50.0 - $52.0 million

New York, October 29, 2015 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (NASDAQ: SQBG) today announced financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Results:

Total revenue for the third quarter ended September 30, 2015 increased to $23.0 million, compared to $10.0 million in the prior year quarter. Adjusted EBITDA for the third quarter increased to $15.7 million, compared to $6.1 million in the prior year quarter. On a non-GAAP basis, net income for the third quarter was $5.0 million, or $0.12 per diluted share, compared to $2.0 million, or $0.06 per diluted share, in the prior year quarter. On a GAAP basis, net income for the third quarter was $2.7 million, or $0.06 per diluted share, compared to $2.6 million, or $0.08 per diluted share, in the prior year quarter. See tables below for a reconciliation of GAAP to non-GAAP measures.

Yehuda Shmidman, Sequential's Chief Executive Officer, commented, “In this past quarter, brand growth from all three of our verticals was ahead of plan, and as such, we expect to exceed our organic growth target for the year.  In addition, we are continuing to execute our acquisition strategy, as demonstrated by the recent closing of Joe’s Jeans, and the pending merger with Martha Stewart Living Omnimedia, expected to close before year end.  This is a pivotal time for Sequential, and as we move closer to the holiday season and into 2016, we believe we are positioned for continued growth, with a winning business model and a strong activation platform.”

Year-to-Date 2015 Results:

Total revenue for the nine months ended September 30, 2015 increased to $56.8 million, compared to $23.3 million in the prior year period. Adjusted EBITDA for the nine months ended September 30, 2015 was $36.1 million, compared to $12.9 million in the prior year period. On a non-GAAP basis, net income for the nine months ended September 30, 2015 was $9.6 million, or $0.23 per share, compared to $3.9 million, or $0.13 per share, in the prior year period. On a GAAP basis, net income for the nine months ended September 30, 2015 was $2.8 million, or $0.07 per share, compared to approximately $2.8 million, or $0.10 per share, in the prior year period.

2015 Financial Update:

For the Fiscal Year 2015, the Company is increasing its projected revenue range from $78.0 - $81.0 million to $81.0 - $83.0 million and is increasing its projected Adjusted EBITDA range from $48.5 - $50.5 million to $50.0 - $52.0 million. This guidance does not include the pending impact of the acquisition of Martha Stewart Living Omnimedia.

Martha Stewart Living Omnimedia Acquisition and 2016 Financial Update:

On Friday, October 23rd, the registration statement on Form S-4 (the “Registration Statement”) was declared effective by the Securities and Exchange Commission (the “SEC”). With the Registration Statement in effect, the proxy statement to vote on the transaction is being mailed to the MSLO stockholders, and the MSLO board has scheduled a special stockholder meeting for December 2, 2015 in order to obtain the requisite stockholder approval for the transaction. The Company anticipates that the transaction will close shortly after the vote, and post-closing, is planning to communicate further details surrounding its growth strategy and its 2016 projections.

Investor Call and Webcast:

Management will provide further commentary today, October 29, 2015, on the Company's financial results via a conference call and webcast beginning at approximately 10:00am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company's website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

See reconciliation tables below for non-GAAP financial measures. These non-GAAP financial measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (NASDAQ: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, active and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world.

For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management.  The Company's actual results could differ materially from those stated or implied in forward-looking statements.  Forward-looking statements include statements concerning guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," the negatives thereof, variations thereon and similar expressions.  Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions.  Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company and MSLO have filed with the SEC; (ii) general economic, market, or business conditions; (iii) risks associated with the ability to consummate the transaction and the timing of the closing of the transaction; (iv) the ability to successfully integrate the Company’s and MSLO’s operations and employees; (v) the ability to realize anticipated benefits and synergies of the transaction; (vi) the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, licensees, customers and competitors; and (vii) other circumstances beyond the Company's control. Refer to section entitled "Risk Factors" set forth in each of the Company's and MSLO’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company’s business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where To Find It

The proposed transaction involving Sequential and MSLO will be submitted to the stockholders of MSLO for their consideration.  In connection with the proposed transaction, on July 29, 2015, Singer Madeline Holdings, Inc. (“TopCo”) filed with the SEC the Registration Statement, which Registration Statement was declared effective by the SEC on October 23, 2015 and, includes a prospectus with respect to the shares to be issued in the proposed transaction, a definitive proxy statement for the stockholders of MSLO and a definitive information statement for the stockholders of Sequential (collectively, the “Combined Statement”). The Combined Statement is being mailed to the stockholders of each of MSLO and Sequential.  The Registration Statement and the Combined Statement contain important information about the proposed transaction and related matters.  SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT AND THE COMBINED STATEMENT CAREFULLY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The Registration Statement, the Combined Statement and other relevant materials (when they become available) and any other documents filed or furnished by MSLO, Sequential or TopCo with the SEC may be obtained free of charge at the SEC's website at www.sec.gov.  In addition, security holders will be able to obtain free copies of the Registration Statement and the Combined Statement from Sequential by going to its investor relations page on its corporate website at ir.sequentialbrandsgroup.com and from MSLO on its investor relations page on its corporate website at www.marthastewart.com/ir.

Participants in the Solicitation

MSLO, Sequential, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about Sequential's directors and executive officers is set forth in its definitive proxy statement for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2015, and information about MSLO's directors and executive officers is set forth in its amendment to its Annual Report on Form 10-K/A for the calendar year ended December 31, 2014, which was filed with the SEC on April 27, 2015.  These documents are available free of charge from the sources indicated above, from Sequential by going to its investor relations page on its corporate website at ir.sequentialbrandsgroup.com and from MSLO on its investor relations page on its corporate website at www.marthastewart.com/ir.

Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction is included in the Registration Statement and the Combined Statement.

Contact:

Gary Klein, CFO

Sequential Brands Group, Inc.

(646) 564-2577

gklein@sbg-ny.com

ICR:

Rachel Schacter / John Rouleau

(203) 682-8200

Rachel.schacter@icrinc.com

Condensed Consolidated Income Statements:

(in thousands, except earnings per share data)
	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net revenue	$22,981	$10,000	$56,833	$23,265
Operating expenses	9,960	11,015	30,561	21,200
Income (loss) from operations	13,021	(1,015)	26,272	2,065
Other income	-	4	700	5
Interest expense	6,210	3,859	17,162	6,361
Income (loss) before income taxes	6,811	(4,870)	9,810	(4,291)
Provison for (benefit from) income taxes	2,460	(7,603)	3,348	(7,357)
Net income	4,351	2,733	6,462	3,066
Net income attributable to non-controlling interest	(1,623)	(88)	(3,617)	(285)
Net income attributable to Sequential Brands Group, Inc. and Subsidiaries	$2,728	$2,645	$2,845	$2,781

Earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic	$0.07	$0.08	$0.07	$0.10
Diluted	$0.06	$0.08	$0.07	$0.10

Weighted-average common shares outstanding:
Basic	39,781,868	31,742,991	39,384,090	27,213,730
Diluted	42,106,056	34,424,323	41,639,135	29,284,602

Select Balance Sheet Items:

(in thousands)	(Unaudited)
	Sep. 30, 2015	Dec. 31, 2014

Total Assets	$809,466	$526,363
Total Liabilities	$458,458	$261,463
Total Equity	$351,008	$264,900

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

GAAP net income attributable to Sequential Brands Group, Inc.	$2,728	$2,645	$2,845	$2,781

Adjustments:
Deal costs (a)	2,234	5,468	6,560	7,310
Non-cash mark-to-market stock-based compensation expense (b)	258	90	538	450
Gain on sale of People's Liberation brand (c)	-	-	(700)	-
Write-off of deferred financing costs and debt discount (d)	-	1,615	2,119	1,615
Brand Matter LLC purchase price adjustment (e)	-	-	-	550
Write-off of JCP fixturing (f)	-	900	-	900
Tax effect of above items	(872)	(2,786)	(2,981)	(3,735)
Adjustment to taxes (g)	644	(5,923)	1,181	(5,923)
Total non-GAAP adjustments	2,264	(636)	6,717	1,167

Non-GAAP net income (1)	$4,992	$2,009	$9,562	$3,948

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
DILUTED EPS:	2015	2014	2015	2014

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.06	$0.08	$0.07	$0.10

Adjustments:
Deal costs (a)	0.05	0.16	0.16	0.25
Non-cash mark-to-market stock-based compensation expense (b)	0.01	0.00	0.01	0.02
Gain on sale of People's Liberation brand (c)	-	-	(0.02)	-
Write-off of deferred financing costs (d)	-	0.05	0.05	0.06
Brand Matter LLC purchase price adjustment (e)	-	-	-	0.02
Write-off of JCP fixturing (f)	-	0.03	-	0.03
Tax effect of above items	(0.02)	(0.08)	(0.07)	(0.13)
Adjustment to taxes (g)	0.02	(0.18)	0.03	(0.22)
Total non-GAAP adjustments	$0.06	$(0.02)	$0.16	$0.03

Non-GAAP earnings per share (1)	$0.12	$0.06	$0.23	$0.13

	(Unaudited)		(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

GAAP net income attributable to Sequential Brands Group, Inc.	$2,728	$2,645	$2,845	$2,781

Adjustments:
Taxes	2,460	(7,603)	3,348	(7,357)
Interest expense, net	6,210	3,859	17,162	6,361
Non-cash compensation	1,591	497	5,646	1,620
Depreciation and amortization	447	319	1,257	750
Deal costs (a)	2,234	5,468	6,560	7,310
Gain on sale of People's Liberation brand (c)	-	-	(700)	-
Brand Matter LLC purchase price adjustment (e)	-	-	-	550
Write-off of JCP fixturing (f)	-	900	-	900
	12,942	3,440	33,273	10,134

Adjusted EBITDA (2)	$15,670	$6,085	$36,118	$12,915

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding deal costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation, write-off of deferred financing costs and debt discount, Brand Matter LLC purchase price adjustment and write-off of JCP fixturing. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(2)	Adjusted EBITDA is defined as net income, excluding interest income or expense, income taxes, depreciation and amortization, and excluding deal costs, non-cash compensation, gain on sale of People's Liberation, Brand Matter LLC purchase price adjustment and write-off of JCP fixturing. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents deal related costs for certain of the Company's acquisitions.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(c)	Represents the gain on sale of the People's Liberation brand in Q1 2015.

(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of the Company's second lien term facility in accordance with GAAP for 2015. Represents the write-off of deferred financing costs and debt discount related to the Company's previous second-lien facility for 2014.

(e)	Represents the settlement and legal costs related to a pre-acquisition litigation matter in which Brand Matter LLC was named as an affiliate.

(f)	Represents the write-off of JC Penney fixtures for the William Rast business that terminated June 30, 2014 and relaunched exclusively with Lord & Taylor in Fall 2014.

(g)	Represents the adjustment to taxes in 2015 to reflect a statutory tax rate of 35% for comparability purposes in the future.

Reconciliation of Non-GAAP Adjustment to Taxes

(in thousands, except statutory tax rate) *

	(Unaudited)	(Unaudited)
	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015

GAAP pre-tax net income	$6,811	$9,810
Less: Net income attributable to non-controlling interest	(1,623)	(3,617)
	5,188	6,193

Non-GAAP adjustments:
Deal costs (a)	2,234	6,560
Non-cash mark-to-market stock-based compensation expense (b)	258	538
Gain on sale of People's Liberation brand (c)	-	(700)
Write-off of deferred financing costs (d)	-	2,119
Total non-GAAP adjustments	2,492	8,517

Non-GAAP pre-tax net income	$7,680	$14,710

Provision for taxes	2,460	3,348
35% tax effect of Non-GAAP adjustments above	872	2,981
Adjustment to taxes (e)	(644)	(1,181)
Normalized taxes	2,688	5,148

Statutory tax rate	35%	35%

(a)	Represents deal related costs for certain of the Company's acquisitions.
(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.
(c)	Represents the gain on sale of the People's Liberation brand in Q1 2015.
(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of the Company's second lien term facility, in accordance with GAAP.
(e)	Represents the adjustment of taxes to reflect a statutory tax rate of 35% for comparability purposes in the future.

*	This table illustrates the calculation of the adjustment to taxes necessary to give effect to a statutory tax rate of 35% that we estimate would be applied to the Company's income, absent non-recurring items.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2015
(in thousands)

	(Unaudited)
	Year ending December 31, 2015
	High	Low
GAAP net income attributable to Sequential Brands Group, Inc.	$8,840	$7,540

Adjustments:
Interest expense, net	22,776	22,776
Depreciation and amortization	1,724	1,724
Taxes	4,760	4,060
Estimated deal costs and other (a)	8,000	8,000
Non-cash compensation - performance based awards (b)	3,434	3,434
Non-cash compensation - restricted stock (c)	3,166	3,166
Gain on sale of People's Liberation brand (d)	(700)	(700)
	43,160	42,460

Adjusted EBITDA (1)	$52,000	$50,000

	(Unaudited)
	Year ending December 31, 2015
	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$8,840	$7,540

Adjustments:
Deal costs (a)	8,000	8,000
Non-cash mark-to-market stock-based compensation expense (b)	538	538
Gain on sale of People's Liberation brand (d)	(700)	(700)
Write-off of deferred financing costs (e)	2,119	2,119
Tax effect of above items	(3,485)	(3,485)
Total non-GAAP adjustments	6,472	6,472

Non-GAAP net income (2)	$15,312	$14,012

	(Unaudited)
	Year ending December 31, 2015
	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.21	$0.18

Adjustments:
Deal costs (a)	0.19	0.19
Non-cash mark-to-market stock-based compensation expense (b)	0.02	0.02
Gain on sale of People's Liberation brand (d)	(0.02)	(0.02)
Write-off of deferred financing costs (e)	0.05	0.05
Tax effect of above items	(0.08)	(0.08)
Total non-GAAP adjustments	$0.16	$0.16

Non-GAAP earnings per share (2)	$0.37	$0.34

(1)	Adjusted EBITDA is defined as net income, excluding interest income or expense, taxes, depreciation and amortization, and excluding estimated deal costs and other and non-cash compensation. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.
(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income excluding deal costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation, write-off of deferred financing costs and debt discount, Brand Matter LLC purchase price adjustment and write-off of JCP fixturing. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results on a cash basis.

(a)	Represents deal and other one-time costs related to the Company's acquisition transactions primarily related to legal, advisory and accounting costs that are not representative of the Company's day-to-day licensing business.
(b)	Represents non-cash expenses related to (1) 210,500 performance based awards granted under the Company's 2013 Stock Incentive Compensation Plan and (2) 152,389 performance based awards for the 2015 portion granted under the Company's 2013 Stock Incentive Compensation Plan which the Company anticipates will be earned in 2015. Excludes (1) future mark-to-market adjustments to non-cash compensation provided to consultants for performance based awards and (2) 194,944 performance based awards which the Company does not anticipate will be earned at this time.
(c)	Excludes future mark-to-market adjustments to non-cash compensation provided to consultants.
(d)	Represents the gain on sale of the People's Liberation brand in Q1 2015.
(e)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of the Company's second lien term facility in accordance with GAAP.